UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2008

CAPITAL MARKETS TECHNOLOGIES, INC.

(Name of small business issuer as specified in its charter)

Florida	65-0907899
State of Incorporation	IRS Employer Identification No.

340 E. Randolph Street, Suite 2701, Chicago, IL 60610 USA

(Address of principal executive offices)

Registrant’s telephone number, including Area Code: 312-533-0230

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – Unregistered Sale Of Equity Securities.

On April 25, 2008 the Board of Directors approved an issuance of Series A Preferred Shares to the Directors of the Company. On May 1, 2008 a Treasury order was sent to the transfer agent to issue these shares. The Series A Preferred Shares are convertible into common shares at the rate of 2.5 to 1. The Series A Preferred Shares also carry 2.5 votes for each preferred share held. There is no market for the Series A Preferred Shares nor is there a trading market for the Series A Preferred Shares. The Series A Preferred Shares are deemed to be nominal value as there is currently no market for these shares.

The Series A Preferred Shares were issued as follows:

Hagop Bouroudjian	1,200,000 shares
Edward Arana	100,000 shares
Andy Aziz	100,000 shares
Peter Feit	100,000 shares
Pasquale Ceci	30,000 shares

The issuance of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL MARKETS TECHNOLOGIES, INC.

/s/ Hagop Bouroudjian
Hagop Bouroudjian
CEO

Date: May 7, 2008